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                                  EXHIBIT 5.1

                                  [LETTERHEAD]

                                  May 15, 1998                       Exhibit 5.1

Republic Bancshares, Inc.
111 Second Avenue, N.E., Suite 300
St. Petersburg, FL 33701

     Re:  Registration Statement on Form S-2

Gentlemen:

     We refer to the Registration Statement (the "Registration Statement") on Form S-2 filed by Republic Bancshares, Inc. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the "Securities Act") an aggregate of 460,000 shares of the Company's Common Stock, par value $2.00 per share (the "Common Stock"), to be offered to the public pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and William R. Hough & Co., Inc., as representative of the underwriters. The Registration Statement incorporates by reference the contents of a Registration Statement on Form S-2 (Registration No. 333-50087), which was declared effective on May 14, 1998 and the Company's Report on Form 10Q for the period ended March 31, 1998 filed with the Commission on this date.

     In connection with the foregoing registration, we have acted as special counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion hereafter expressed.

     Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if issued in accordance with the Underwriting Agreement, duly authorized, legally issued and fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,



                                   /s/ Holland & Knight LLP
                                   --------------------------------------------
                                   HOLLAND & KNIGHT LLP